Exhibit 99.1

Global Medical REIT Announces First Quarter 2023 Financial Results

Bethesda, MD – May 3, 2023 – (BUSINESS WIRE) – Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”), a net-lease medical office real estate investment trust (REIT) that owns and acquires healthcare facilities and leases those facilities to physician groups and regional and national healthcare systems, today announced financial results for the three months ended March 31, 2023.

Jeffrey M. Busch, Chairman, Chief Executive Office and President stated, “Consistent with the second half of 2022, during the first quarter of 2023 we continued to navigate through the challenging acquisitions and interest rate environment by relying on the quality of our portfolio and the resilience of our tenant base. We continue to closely monitor the acquisitions market for accretive opportunities, closing one acquisition to date in 2023 for a purchase price of $6.7 million, which was primarily financed by our issuance of OP Units priced at $11.00 per unit. We continue to focus on renewing expiring leases and leasing our vacant space and I’m pleased with the progress we have made in those areas. With ample liquidity and continued dialogue with the seller community, we believe we are well-positioned to ramp up our acquisition activity when cap rate spreads return to an attractive level and markets normalize. I would like to thank the entire team for their collective efforts and contributions to these results.”

First Quarter 2023 Highlights

•	Net income attributable to common stockholders was $0.7 million, or $0.01 per diluted share, as compared to $2.7 million, or $0.04 per diluted share, in the comparable prior year period.
•	Funds from Operations (“FFO”) of $15.1 million, or $0.22 per share and unit, as compared to $16.0 million, or $0.23 per share and unit, in the comparable prior year period.
•	Adjusted Funds from Operations (“AFFO”) of $16.0 million, or $0.23 per share and unit, as compared to $16.8 million, or $0.24 per share and unit, in the comparable prior year period.
•	Increased total revenue 13.7% year-over-year to $36.2 million, primarily driven by the Company’s acquisition activity since the comparable prior year period.
•	Sold a medical office building located in Jacksonville, Florida, receiving gross proceeds of $4.4 million, resulting in a gain of $0.5 million.
•	Increased portfolio leased occupancy from 96.5% at December 31, 2022 to 97.0% at March 31, 2023.

Financial Results

Rental revenue for the first quarter 2023 increased 13.7% year-over-year to $36.2 million, reflecting the growth in the Company’s portfolio. First quarter 2023 rental revenue includes $5.2 million of net lease expense recoveries, compared to $4.0 million in the comparable prior year period.

Total expenses for the first quarter were $34.5 million, compared to $27.6 million for the comparable prior year period, primarily reflecting higher interest, operating, depreciation, and amortization expenses due to the growth in the Company’s portfolio since the comparable prior year period as well as the continued high interest rate environment.

Interest expense for the first quarter was $8.3 million, compared to $4.8 million for the comparable prior year period. This change reflects the impact of higher average borrowings and increased interest rates compared to the prior year period.

Net income attributable to common stockholders for the first quarter totaled $0.7 million, or $0.01 per diluted share, compared to $2.7 million, or $0.04 per diluted share, in the comparable prior year period.

The Company reported FFO of $15.1 million, or $0.22 per share and unit, and AFFO of $16.0 million, or $0.23 per share and unit, for the first quarter of 2023, which compares to FFO of $16.0 million, or $0.23 per share and unit, and AFFO of $16.8 million, or $0.24 per share and unit, in the comparable prior year period.

Investment Activity

During the first quarter of 2023, the Company did not complete any acquisitions and sold one medical office building located in Jacksonville, Florida receiving gross proceeds of $4.4 million, resulting in a gain of $0.5 million.

On April 17, 2023, the Company completed the acquisition of two medical office buildings in Redding, California for a purchase price of $6.7 million, which was primarily financed by our issuance of OP Units at a per unit price of $11.00.

Portfolio Update

As of March 31, 2023, the Company’s portfolio was 97.0% occupied and comprised of 4.9 million leasable square feet with an annualized base rent of $114.9 million. As of March 31, 2023, the weighted average lease term for the Company’s portfolio was 6.0 years with weighted average annual rental escalations of 2.1%, and the Company’s portfolio rent coverage ratio was 4.1 times.

Balance Sheet and Capital

At March 31, 2023, total debt outstanding, including outstanding borrowings on the credit facility and notes payable (both net of unamortized debt issuance costs), was $692.2 million and the Company’s leverage was 47.4%. As of March 31, 2023, the Company’s debt carried a weighted average interest rate of 4.28% and a weighted average remaining term of 3.7 years.

As of May 3, 2023, the Company’s borrowing capacity under the credit facility was $244.5 million.

The Company did not issue any shares of common stock under its ATM program during the first quarter of 2023 or from April 1, 2023 through May 3, 2023.

Dividends

On March 10, 2023, the Board of Directors (the “Board”) declared a $0.21 per share cash dividend to common stockholders and unitholders of record as of March 24, 2023, which was paid on April 11, 2023, representing the Company’s first quarter 2023 dividend payment. The Board also declared a $0.46875 per share cash dividend to holders of record as of April 15, 2023 of the Company’s Series A Preferred Stock, which was paid on May 1, 2023. This dividend represented the Company’s quarterly dividend on its Series A Preferred Stock for the period from January 31, 2023 through April 29, 2023.

SUPPLEMENTAL INFORMATION

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at http://investors.globalmedicalreit.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a live webcast and conference call on Thursday, May 4, 2023 at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at http://investors.globalmedicalreit.com/.

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Global Medical REIT Inc.

Domestic: 1-877-704-4453

International: 1-201-389-0920

Replay:

An audio replay of the conference call will be posted on the Company’s website.

NON-GAAP FINANCIAL MEASURES

General

Management considers certain non-GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non-GAAP measures consist of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”), FFO and AFFO. A non-GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP.  The Company reports non-GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non-GAAP financial measures.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein.

FFO and AFFO

FFO and AFFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes real estate-related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above and below market leases, (f) recurring amortization of debt issuance costs, (g) recurring lease commissions, and (h) other items.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

EBITDAre and Adjusted EBITDAre

We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, as applicable.

We define Adjusted EBITDAre as EBITDAre plus non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, preacquisition expense and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

RENT COVERAGE RATIO

For purposes of calculating our portfolio weighted-average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit-rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed. These ratios are based on latest available information only. Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete. Certain other tenants (approximately 20% of our portfolio) are excluded from the calculation due to (i) lack of available financial information or (ii) small tenant size. Additionally, included within 20% of non-reporting tenants is Pipeline Healthcare, LLC, which filed for Chapter 11 bankruptcy protection in October of 2022. Additionally, our Rent Coverage Ratio adds back physician distributions and compensation. Management believes all adjustments are reasonable and necessary.

ANNUALIZED BASE RENT

Annualized base rent represents monthly base rent for March 2023, multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future (i) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, leases that are accounted for on a cash-collected basis are not included in annualized base rent.

CAPITALIZATION RATE

The capitalization rate (“cap rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price. For the portfolio capitalization rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with new tenants or the expansion of current properties), future dividends or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Investor Relations Contact:

Stephen Swett

stephen.swett@icrinc.com

203.682.8377

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Balance Sheets

(unaudited, and in thousands, except par values)

	As of
	March 31, 2023	December 31, 2022
Assets
Investment in real estate:
Land	$167,285	$168,308
Building	1,077,340	1,079,781
Site improvements	22,024	22,024
Tenant improvements	66,375	65,987
Acquired lease intangible assets	148,249	148,077
	1,481,273	1,484,177
Less: accumulated depreciation and amortization	(213,690)	(198,218)
Investment in real estate, net	1,267,583	1,285,959
Cash and cash equivalents	4,603	4,016
Restricted cash	9,378	10,439
Tenant receivables, net	7,402	8,040
Due from related parties	321	200
Escrow deposits	8,625	7,833
Deferred assets	30,322	29,616
Derivative asset	27,428	34,705
Goodwill	5,903	5,903
Other assets	7,473	6,550
Total assets	$1,369,038	$1,393,261

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $8,704 and $9,253 at March 31, 2023 and December 31, 2022, respectively	$634,796	$636,447
Notes payable, net of unamortized debt issuance costs of $413 and $452 at March 31, 2023 and December 31, 2022, respectively	57,367	57,672
Accounts payable and accrued expenses	12,604	13,819
Dividends payable	15,854	15,821
Security deposits	4,688	5,461
Other liabilities	8,226	7,363
Acquired lease intangible liability, net	7,028	7,613
Total liabilities	740,563	744,196
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at March 31, 2023 and December 31, 2022, respectively (liquidation preference of $77,625 at March 31, 2023 and December 31, 2022, respectively)	74,959	74,959
Common stock, $0.001 par value, 500,000 shares authorized; 65,530 shares and 65,518 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	66	66
Additional paid-in capital	722,113	721,991
Accumulated deficit	(211,794)	(198,706)
Accumulated other comprehensive income	27,410	34,674
Total Global Medical REIT Inc. stockholders' equity	612,754	632,984
Noncontrolling interest	15,721	16,081
Total equity	628,475	649,065
Total liabilities and equity	$1,369,038	$1,393,261

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Statements of Operations

(unaudited, and in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue
Rental revenue	$36,199	$31,852
Other income	31	23
Total revenue	36,230	31,875

Expenses
General and administrative	3,804	4,197
Operating expenses	7,536	5,372
Depreciation expense	10,494	9,402
Amortization expense	4,395	3,777
Interest expense	8,271	4,801
Preacquisition expense	42	40
Total expenses	34,542	27,589

Income before gain on sale of investment property	1,688	4,286
Gain on sale of investment property	485	—

Net income	$2,173	$4,286
Less: Preferred stock dividends	(1,455)	(1,455)
Less: Net income attributable to noncontrolling interest	(45)	(170)
Net income attributable to common stockholders	$673	$2,661

Net income attributable to common stockholders per share – basic and diluted	$0.01	$0.04

Weighted average shares outstanding – basic and diluted	65,525	65,302

Global Medical REIT Inc.

Reconciliation of Net Income to FFO and AFFO

(unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended March 31,
	2023	2022
Net income	$2,173	$4,286
Less: Preferred stock dividends	(1,455)	(1,455)
Depreciation and amortization expense	14,861	13,151
Gain on sale of investment property	(485)	—
FFO	$15,094	$15,982
Amortization of above market leases, net	291	199
Straight line deferred rental revenue	(763)	(1,195)
Stock-based compensation expense	688	1,287
Amortization of debt issuance costs and other	601	515
Preacquisition expense	42	40
AFFO	$15,953	$16,828

Net income attributable to common stockholders per share – basic and diluted	$0.01	$0.04
FFO per share and unit	$0.22	$0.23
AFFO per share and unit	$0.23	$0.24

Weighted Average Shares and Units Outstanding – basic and diluted	69,830	69,319

Weighted Average Shares and Units Outstanding:
Weighted Average Common Shares	65,525	65,302
Weighted Average OP Units	1,667	1,672
Weighted Average LTIP Units	2,638	2,345
Weighted Average Shares and Units Outstanding – basic and diluted	69,830	69,319

Global Medical REIT Inc.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

(unaudited, and in thousands)

	Three Months Ended March 31,
	2023	2022
Net income	$2,173	$4,286
Interest expense	8,271	4,801
Depreciation and amortization expense	14,889	13,179
Gain on sale of investment property	(485)	—
EBITDAre	$24,848	$22,266
Stock-based compensation expense	688	1,287
Amortization of above market leases, net	291	199
Preacquisition expense	42	40
Adjusted EBITDAre	$25,869	$23,792